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Exhibit 21:  Subsidiaries

FIRST SECURITY CORPORATION
For the year ended December 31, 1994
                                                                                              Percentage of
                                                                        Organized         Voting Securities
Name of Subsidiary (*)                                                  Under Laws of          Owned by FSC
----------------------------------------------------------------------- ----------------- -----------------

First Security Bank of Utah, N.A.*                                      U.S.A.                         99.9
  2nd Tier Subsidiary: CrossLand Mortgage Acquisition Corp.             Utah                          -----
    3rd Tier Subsidiary: CrossLand Mortgage Corp.                       Utah                          -----
  2nd Tier Subsidiary: Foreign Exchange, Ltd.                           California                    -----

First Security Bank of Idaho, N.A.                                      U.S.A.                        100.0

First Security Bank of New Mexico, N.A.                                 U.S.A.                        100.0

First Security Bank of Oregon                                           Oregon                        100.0

First Security Bank of Nevada*                                          Nevada                        100.0
  2nd Tier Subsidiary: First Security Trust Company of Nevada           Nevada                        -----
  2nd Tier Subsidiary: First Security Services of Nevada, Inc.          Nevada                        -----

First Security Bank of Wyoming                                          Wyoming                        99.9

First Security Leasing Company*                                         Utah                          100.0
  2nd Tier Subsidiary: First Security Leasing Company of Nevada         Nevada                        -----

First Security Processing Services, Inc.                                Utah                          100.0

First Security Insurance, Inc.*                                         Utah                          100.0
  2nd Tier Subsidiary: First Security Insurance of Idaho, Inc.          Idaho                         -----
  2nd Tier Subsidiary: Intermountain Insurance Agency, Inc. (Inactive)  Oregon                        -----

First Security Life Insurance Company of Arizona                        Arizona                       100.0

First Security Investment Services, Inc.*                               Utah                          100.0
  2nd Tier Subsidiary: First Security Investor Services                 Utah                          -----
    3rd Tier Subsid.: First Security Investor Services of Wyoming, Inc. Wyoming                       -----
  2nd Tier Subsidiary: First Security Investment Management, Inc.       Utah                          -----

First Security Business Investment Corporation                          Utah                          100.0

First Security Service Company                                          Utah                          100.0

First Security Information Technology, Inc.                             Utah                          100.0

First Security Mortgage Company*                                        Utah                          100.0
  2nd Tier Subsidiary: Asset Recovery, Inc. (Inactive)                  Utah                          -----

(*)  All subsidiaries are included in consolidated financial statements.
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